UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2016

EndoChoice Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37414	90-0886803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11810 Wills Road Alpharetta, Georgia		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 682-3636

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

On March 3, 2016, the EndoChoice Holdings, Inc. (the “Company”) reported results for its fiscal year 2015, which ended December 31, 2015. A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 3, 2016, Kevin V. Rubey and Douglas N. Ladd stepped down as the Company’s Chief Operating Officer and Chief Marketing Officer, respectively. Each of Messrs. Rubey and Ladd will remain with the Company for a brief transitionary period. In connection with these departures, effective as of March 3, 2016, David N. Gill, the Company’s current Chief Financial Officer, will become the Company’s President & Chief Financial Officer. In this new role, Mr. Gill will continue to be responsible for finance and information technology matters at the Company, and will assume responsibility for the Company’s manufacturing, product development, services and supply chain functions. The marketing function will report directly to the Company’s Chief Executive Officer, Mark G. Gilreath.

Mr. Gill, age 61, joined EndoChoice as its Chief Financial Officer in August 2014 and has worked in the medical device and life sciences industries for more than 20 years. Previously he served as the Chief Financial Officer of INC Research, a clinical research organization, from 2011 to 2013 after having served as a board member and its audit committee chairman from 2007 to 2010. Mr. Gill was the Chief Financial Officer of TransEnterix, a private surgical products company, from 2009 to 2011. Prior to that, he was the Chief Financial Officer and Treasurer of NxStage Medical, Inc., a publicly-traded dialysis equipment company, from 2005 to 2006. From 2006 to 2009, Mr. Gill was retired and served as a director and audit committee chairman of two public life science companies, LeMaitre Vascular and Isotis Biologics, as well as several private life science companies. Earlier in his career, Mr. Gill was the Senior Vice President and Chief Financial Officer of CTI Molecular Imaging, Inc., a publicly-traded medical imaging company, from 2002 to 2004, before its sale; was President, Chief Operating Officer, and Director, of Interland, Inc., a publicly-traded telecom-related company, from 2000 to 2001, before its sale; was Chief Operating Officer and Chief Financial Officer of Novoste Corporation, a publicly-traded medical device company, from 1996 to 2000; and served as president for Dornier Medical Systems, a private urologic equipment company, from 1992 to 1995, before its sale. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an MBA, with honors, from Emory University, and was formerly a certified public accountant. Mr. Gill currently serves on the board and as audit committee chairman of both Cempra Pharmaceuticals and Histogenics Corporation.

In connection with Mr. Gill’s appointment as President & Chief Financial Officer, on March 3, 2016, the Company amended and restated its employment agreement with Mr. Gill to adjust his title to reflect this appointment and to increase his base salary to $374,000 annually (subject to annual review by the Board of Directors or the Compensation Committee).

The foregoing description of Mr. Gill’s Amended and Restated Employment Agreement is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

The information required by Item 404(a) of Regulation S-K with respect to Mr. Gill has been previously reported under the caption “Related Party Transactions” in the Company’s final prospectus filed with the SEC on June 5, 2015 pursuant to Rule 424(b) under the Securities and Exchange Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1 (File No. 333-203883), which disclosure is incorporated by reference herein.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2016.

ENDOCHOICE HOLDINGS, INC.

By:	/s/ David N. Gill
David N. Gill
President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 3, 2016.